Exhibit (10.1)

PITNEY BOWES INC. 2007 STOCK PLAN

Section 1. Purpose.

The purposes of the Pitney Bowes Inc. Stock Plan, effective as of May 1, 2007, (the “Plan”) are (1) to make available to key employees, certain compensatory arrangements related to the growth in value of the common stock of the Company so as to generate an increased incentive to contribute to the Company’s future financial success and prosperity, (2) to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals whose efforts can affect the financial growth and profitability of the Company, and (3) to align generally the interests of key employees of the Company and its Affiliates with the interests of Pitney Bowes shareholders.

Section 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a)

“Affiliate” shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee. Aggregation rules set forth in Code Sections 409A and 414(b) and (c) will be used in determining Affiliate status, except that a 50% test, instead of an 80% test, shall be used to determine controlled group status, to the extent not inconsistent with rules of Code Section 409A.

(b)

“Award” shall mean any Option, Restricted Stock, Restricted Stock Unit, Dividend Equivalent, Stock Appreciation Right, Other Stock-Based Award, Performance Award or Substitute Award, granted under the Plan.

(c)

“Award Agreement” shall mean any written agreement, contract, or other instrument or document (including electronic communication) specifying the terms and conditions of an Award granted under the Plan, as may from time to time be approved by the Company, to evidence an Award granted under the Plan.

(d)	“Board of Directors” shall mean the Board of Directors of the Company as it may be composed from time to time.

(e)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor code thereto.

(f)

“Committee” shall mean the committee designated by the Board of Directors to administer the Plan pursuant to Section 3. The Board of Directors and the Committee shall each have the authority to delegate its duties under the Plan to the fullest extent permitted by Delaware law.

(g)	“Company” shall mean Pitney Bowes Inc., or any successor thereto.

(h)

“Covered Award” means an Award, other than an Option, Stock Appreciation Right or other Award with an exercise price per Share not less than the Fair Market Value of a Share on the date of grant of such Award, to a Covered Employee, if it is designated as such by the Committee at the time it is granted. Covered Awards are subject to the provisions of Section 14 of this Plan.

(i)

“Covered Employee” means any Participant who is, or who the Committee has determined may be at the time taxable income is realized with respect to an Award, a “covered employee” within the meaning of Section 162(m).

(j)

“Disability” shall have the meaning established by the Committee or, in the absence of Committee determination, shall mean a Participant who is “disabled” for two years under the provisions and procedures of the Pitney Bowes Long Term Disability (LTD) Plan, irrespective of whether the Participant is eligible to receive benefits under the LTD Plan, or a Participant entitled to receive benefits for two years under state worker’s compensation laws.

(k)	“Dividend Equivalent” shall mean any right granted under Section 6(c) of the Plan.

(l)

“Dividend Equivalent Shares” shall be Shares issued pursuant to the deemed reinvestment of dividends under Restricted Stock, Restricted Stock Units or other Awards, provided that such Shares shall be subject to the same vesting, risk of forfeiture, deferral or other conditions or restrictions as apply to the Restricted Stock, Restricted Stock Units or other Awards as to which they accrue, and to such further conditions or restrictions as the Committee may determine.

(m)	“Employee” shall mean any employee of the Company or of any Affiliate.

(n)

“Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. The Fair Market Value of a Share of Company common stock on the date of grant shall be the closing price of a Share of the Company’s common stock on the date of grant as reported in the New York Stock Exchange Composite Transactions Table published in the Wall Street Journal. If the New York Stock Exchange (NYSE) is closed on the date of grant, then Fair Market Value shall be the closing price on the first trading day of the NYSE immediately following the grant date.

(o)	“Incentive Stock Option” or “ISO” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.

(p)	“Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(q)	“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(r)	“Other Stock-Based Award” shall mean any Award granted under Section 6(d) of the Plan.

(s)	“Participant” shall mean an Employee who is granted an Award under the Plan.

(t)	“Performance Award” shall mean any Award granted hereunder that complies with Section 6(e)(ii) of the Plan.

(u)

“Performance Goals” means any Qualifying Performance Criteria or such other performance goals based on such corporate (including any subsidiary, division, department or unit), individual or other performance measure as the Committee may from time to time establish.

(v)	“Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(w)	“Prior Plan” shall mean the Pitney Bowes Stock Plan, as amended and restated as of January 1, 2002.

(x)

“Qualifying Performance Criteria” means one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, subsidiary, division or department, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous year’s results or to a designated comparison group, in each case established by the Committee: operating income, revenues, organic revenue growth, net income, return on operating assets, gross profit, operating profit, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), return on investment, economic value added, earnings per share, return on stockholder equity, total stockholder return, total earnings, income from continuing operations, growth of book or market value of capital stock, stock price, free cash flow, adjusted free cash flow, or achievement of cost control. Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m).

(y)

“Released Securities” shall mean Shares issued or issuable under any Restricted Stock, Restricted Stock Unit or other Award as to which all conditions for the vesting and issuance of such Shares have expired, lapsed, or been waived.

(z)	“Restricted Stock” shall mean any Share granted under Section 6(b) of the Plan.

(aa)	“Restricted Stock Unit” or “RSU” shall mean any right granted under Section 6(b) of the Plan that is denominated in Shares.

(bb)

“Retirement” shall mean a Participant who has terminated employment on or after attainment of age 55 with at least 10 years of service with the Company or Affiliate as determined under the Pitney Bowes Pension Plan. In certain jurisdictions outside the United States, as noted in the Award Agreement, “Retirement” shall mean eligibility to retire under the local pension plan or state retirement program with at least 10 years of service with the Company or Affiliate.

(cc)	“Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 as amended, or any successor rule and the regulation thereto.

(dd)	“Section 162(m)” means Section 162(m) of the Code or any successor thereto, and the Treasury Regulations thereunder.

(ee)

“Share” or “Shares” shall mean share(s) of the common stock of the Company, $1 par value, and such other securities or property as may become the subject of Awards pursuant to the adjustment provisions of Section 4(c).

(ff)

“Stock Appreciation Rights” or “SARs” shall mean a right granted under Section 6(a) of the Plan that entitles the Participant to receive, in cash or Shares or a combination thereof, as determined by the Committee, value equal to or otherwise based on the excess of (A) the Fair Market Value of a specified number of Shares at the time of exercise over (B) the exercise price of the right, as established pursuant to Section 6(a)(i).

(gg)

“Substitute Award” shall mean an Award granted in assumption of, or in substitution for, an outstanding Award previously granted by a company acquired by the Company or with which the Company combines.

Section 3. Administration.

(a)

The Plan shall be administered by the Committee. Any power of the Committee may also be exercised by the Board of Directors, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934, as amended or cause an Award designated as a Covered Award not to qualify for treatment as performance-based compensation under Section 162(m). To the extent that any permitted action taken by the Board of Directors conflicts with action taken by the Committee, the Board of Directors’ action shall control. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to:

(i)	designate Participants;

(ii)	determine the type or types of Awards to be granted to each Participant under the Plan;

(iii)	determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards;

(iv)	determine the terms and conditions of any Award;

(v)

determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or to what extent, and under what circumstances Awards may be canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;

(vi)

determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;

(vii)	interpret and administer the Plan and any instrument or agreement relating to the Plan, or any Award made under the Plan, including any Award Agreement;

(viii)

correct any defect or error, supply any omission, or reconcile any inconsistency in the administration of the Plan or in any Award Agreement in the manner and to the extent it shall deem desirable to effectuate the purposes of the Plan and the related Award;

(ix)	establish, amend, suspend, or reconcile such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(x)	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b)

Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, any Award, or any Award Agreement, shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any Employee.

(c)

The Committee may, from time to time, authorize one or more officers of the Company to perform any or all things that the Committee is authorized and empowered to do or perform under the Plan, and for all purposes under this Plan, such officer or officers shall be treated as the Committee; provided, however, that the resolution so authorizing such officer or officers shall specify the total number of Awards (if any) such officer or officers may award pursuant to such delegated authority and any such Award shall be subject to the form of Award Agreement theretofore approved by the Committee. No such officer shall designate himself or herself as a recipient of any Awards granted under authority delegated to such officer. In addition, the Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any subsidiary, and/or to one or more agents.

Section 4. Shares Available for Awards.

(a)

Maximum Shares Available. The maximum number of Shares that may be issued to Participants pursuant to Awards under the Plan shall be fifteen million (15,000,000) Shares plus any Shares subject to outstanding Awards under the Prior Plan as of April 30, 2007 that on or after such date cease for any reason to be subject to such Awards (other than by reason of exercise or settlement of the Awards to the extent they are exercised for or settled in vested and nonforfeitable Shares) (collectively, the “Plan Maximum”), subject to adjustment as provided in Section 4(c) below.

Only 7,500,000 Shares may be issued for Awards that are not Options or Stock Appreciation Rights. Pursuant to any Awards, the Company may in its discretion issue treasury Shares or authorized but previously unissued Shares pursuant to Awards hereunder. For the purpose of accounting for Shares available for Awards under the Plan, the following shall apply:

(i)

Only Shares relating to Awards actually issued or granted hereunder shall be counted against the Plan Maximum. Shares corresponding to Awards that by their terms expired, or that are forfeited, canceled or surrendered to the Company without consideration paid therefore and Shares subject to Awards, that are settled in cash shall not be counted against the Plan Maximum.

(ii)

Shares that are forfeited by a Participant after issuance, or that are reacquired by the Company after issuance without consideration paid therefore, shall be deemed to have never been issued under the Plan and accordingly shall not be counted against the Plan Maximum.

	(iii)	Substitute Awards and Dividend Equivalent Shares shall be counted against the Plan Maximum, and clauses (i) and (ii) of this Section shall not apply to such Awards.

(iv)

Notwithstanding anything herein to the contrary, Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are: (A) Shares that were subject to an Option or a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Option or Stock Appreciation Right, (B) Shares delivered to or withheld by the Company to pay the exercise price of an Option or the withholding taxes related to an Option or Stock Appreciation Right, or (C) Shares repurchased on the open market with the proceeds of an Option exercise.

(b)

Code Limitations. Subject to adjustment as provided in Section 4(c) below, the maximum number of Shares for which ISOs may be granted under the Plan shall not exceed the Plan Maximum as defined in Section 4(a) above, and the maximum number of Shares that may be the subject of Awards made to a single Participant in any one calendar year shall not exceed 600,000.

(c)

Adjustments to Avoid Dilution. Notwithstanding paragraphs (a) and (b) above, in the event of a stock dividend, extraordinary cash dividend, split-up or combination of Shares, merger, consolidation, reorganization, recapitalization, spin-off or other change in the corporate structure or capitalization affecting the outstanding common stock of the Company, the Committee shall make equitable adjustments to (i) the number or kind of Shares subject to the Plan Maximum that remain subject to outstanding Awards or available for issuance under the Plan, subject to the Plan Maximum as adjusted pursuant to Section 4, (ii) the number and type of Shares subject to the limitations set forth in Section 4(b), (iii) the number and type of Shares subject to outstanding Awards, and (iv) the grant, purchase, or exercise price with respect to any Award. Such adjustment may include provision for cash payment to the holder of an outstanding Award. Any adjustment to the limitations set forth in Section 4(b) shall be made in such manner as to preserve the ability to grant ISOs and Awards that qualify for deductibility under Section 162(m) and any other such adjustment may be designed to comply with applicable provisions of the Code, including without limitation Section 409A, may be designed to treat the Shares available under the Plan and subject to Awards as if they were all outstanding on the record date for such event or transaction or may be designed to increase the number of such Shares available under the Plan and subject to Awards to reflect a deemed reinvestment in Shares of the amount distributed to the Company’s security holders in connection with such event or transaction. The determination of the Committee as to the adjustments or payments, if any, to be made shall be conclusive.

Section 5. Eligibility.

Any Employee of the Company or of any Affiliate shall be eligible to be designated a Participant.

Section 6. Awards.

(a)

Options and Stock Appreciation Rights. The Committee is hereby authorized to grant Options and Stock Appreciation Rights to Participants with the following terms and conditions and with such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine:

(i)

Exercise Price. The exercise price per Share under an Option shall be determined by the Committee; provided, however, that except in the case of Substitute Awards or tandem SARs, no Option or Stock Appreciation Right granted hereunder may have an exercise price of less than 100% of Fair Market Value of a Share on the date of grant.

(ii)

Times and Method of Exercise. The Committee shall determine the time or times at which an Option or Stock Appreciation Right may be exercised in whole or in part; in no event, however, shall the period for exercising an Option or a Stock Appreciation Right extend more than 10 years from the date of grant. The Committee shall also determine the method or methods by which Options and/or Stock Appreciation Rights may be exercised, and the form or forms (including without limitation, cash, Shares previously acquired and Shares otherwise issuable under the Option, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which payment of the exercise price of an Option may be made or deemed to have been made. The Committee may also allow cash and cashless exercise of an Option through a registered broker.

(iii)

Incentive Stock Options. Notwithstanding anything to the contrary in this Section 6(a), in the case of the grant of an Option intending to qualify as an Incentive Stock Option: (A) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Stockholder”), the exercise price of such Incentive Stock Option must be at least 110 percent of the Market Value of the Shares on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant, and (B) “termination of employment” will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its subsidiaries. Notwithstanding anything in this Section 6(a) to the contrary, Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Non-Qualified Stock Options) to the extent that either (1) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (2)

such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Section 422 of the Code).

(iv)

Stock Appreciation Rights (SARs). Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under this Section 6(a). Any Stock Appreciation Right granted in tandem with an Award may be granted at the same time such Award is granted or at any time thereafter before exercise or expiration of such Award. All freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in this Section 6(a) and all tandem SARs shall have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the Award to which they relate. Stock Appreciation Rights may be settled in cash or stock at the discretion of the Committee.

(b)

Restricted Stock and Restricted Stock Units. Subject to Section 4 hereof, the Committee is authorized to grant Awards of Restricted Stock and/or Restricted Stock Units to Participants with the following terms and conditions:

(i)

Restrictions. Restricted Stock and Restricted Stock Units may be granted at any time and from time to time prior to the termination of the Plan to Participants selected by the Committee. Restricted Stock is an Award or issuance of Shares of common stock the grant, issuance, retention, vesting and/or transferability of which is subject to such conditions (including, without limitation, continued employment over a specified period or the attainment of specified performance criteria (including, but not limited to, one or more Qualifying Performance Criteria in accordance with Section 14)), and terms as the Committee deems appropriate, which conditions may lapse separately or concurrently at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Restricted Stock Units are Awards denominated in units of common stock under which the issuance of Shares of common stock is subject to such conditions (including, without limitation, continued employment over a specified period or the attainment of specified performance criteria (including, but not limited to, one or more Qualifying Performance Criteria in accordance with Section 14)) and terms as the Committee deems appropriate. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Notwithstanding the foregoing, (A) any Awards of Restricted Stock or Restricted Stock Units as to which the sole restriction relates to the passage of time and continued employment must have a restriction period of not less than three years, except that such Award may allow pro-rata vesting during the restriction period and (B) any Award not described in Clause (A) must provide for the lapse of restrictions based on performance criteria and level of achievement versus such criteria over a performance period of not less than one year, except, in the case of both (A) and (B) the Committee may provide for the satisfaction and/or lapse of all restrictions under any such Award in the event of the Participant’s death, Disability or Retirement or a Change of Control. A Restricted Stock Unit may be settled in cash or Shares as the Committee may determine from time to time.

(c)

Dividend Equivalents. The Committee may (either alone or as a component of any other Award granted under the Plan) grant to Participants Dividend Equivalents under which the holders thereof shall be entitled to receive payments equivalent to dividends with respect to a number of Shares determined by the

Committee, and the Committee may provide that such amounts shall be deemed to have been reinvested in Dividend Equivalent Shares or otherwise reinvested.

(d)

Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares (including without limitation securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan.

(i)

If applicable, Shares or other securities delivered pursuant to a purchase right granted under this Section 6(d) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including without limitation cash, Shares, other securities, other Awards or other property, or any combination thereof, as the Committee shall determine.

(ii)

In granting any Other Stock-Based Award pursuant to this Section 6(d) the Committee shall also determine what effect the termination of employment of the Participant holding such Award shall have on the rights of the Participant pursuant to the Award.

(e)	General. The following general provisions shall apply to all Awards granted hereunder, subject to the terms of the Plan or any Award Agreement.

(i)

Award Agreements. Each Award granted under this Plan shall be evidenced by an Award Agreement which shall specify the relevant material terms and conditions of the Award and which shall be signed by the Participant receiving such Award (including, if the Committee so permits or requires, through an electronic signature), if so indicated by the Award. The Plan shall govern over any discrepancies between the Plan and the Award Agreement.

(ii)

Performance Awards. Subject to the other terms of this Plan, the grant, retention, issuance, payment, release, vesting or exercisability of any Award, in whole or in part, may be conditioned upon the achievement of such performance criteria during such performance periods as are specified by the Committee, which performance criteria may include Qualifying Performance Criteria or other standards of financial performance and/or personal performance.

(A)

Terms. The Committee shall establish the terms and conditions of any Performance Award including the performance criteria to be achieved during any performance period, the length of any performance period, any event the occurrence of which will entitle the holder to be deemed to have satisfied the applicable performance criteria, and the amount of any Performance Award granted.

(B)

Fulfillment of Conditions and Payment. The Committee shall determine in a timely manner whether all or part of the conditions to payment of a Performance Award have been fulfilled and, if so, the amount, if any, of the payment to which the Participant is entitled.

(iii)

Limits on Transfer of Awards. Unless determined otherwise by the Committee, no unexercised Stock Option or SAR and no unvested or unearned Restricted Stock, Restricted Stock Unit or Other Stock- Based Award, and no right under any such Award shall be assignable, alienable, pledgeable, attachable, encumberable, saleable, or transferable by a Participant other than by will or by the laws of descent and distribution (or, in the case of Awards that are forfeited or canceled, to the Company); and any purported assignment, sale or transfer thereof shall be void and unenforceable against the Company or Affiliate. If the Committee so indicates in writing to a Participant, he or she may designate one or more beneficiaries who may exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant.

Each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative.

(iv)	Gift and Estate Transfers.

(A)

Gift. Notwithstanding Section 6(e)(iii) herein to the contrary, the Committee may permit, subject to establishment of appropriate administrative procedures, a Participant to transfer by gift an unexercised Stock option or SAR and/or an unvested or unearned Restricted Stock, Restricted Stock Unit or Other Stock-Based Award, provided that the following conditions are met:

		(1)	The donees of the gift transfer are limited to Family Members and Family Entities.

		(2)	The Option or Stock Appreciation Right is not further transferable by gift or otherwise by such Family Member or Family Entity.

		(3)	All rights appurtenant to the Option or Stock Appreciation Right, including exercise rights, are irrevocably and unconditionally assigned to the donee.

		(4)	Transfers under this Section 6(e)(iv) must meet all of the requirements under applicable provisions of the Code to be considered “gift” transfers.

(5)

The donor and the donee have executed such form of agreement as the Committee may require pursuant to which each agree to be subject to such terms and conditions with respect to the transferred Award as the Committee may specify.

(6)

Except to the extent specified otherwise in the agreement the Committee provides for the Participant and transferee to execute, all vesting, exercisability and forfeiture provisions that are conditioned on the Participant’s continued employment or service shall continue to be determined with reference to the Participant’s employment or service (and not to the status of the transferee) after any transfer of an Award pursuant to this Section 6(e)(iv), and the responsibility to pay any taxes in connection with an Award shall remain with the Participant notwithstanding any transfer other than by will or intestate succession.

For purposes of the Plan, the following definitions shall apply:

		(i)	Family Member means the Participant’s natural or adopted child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, mother-in-law, father- in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, nephew, niece and any person sharing the Participant’s household (other than a tenant or employee); and

(ii)

Family Entity means any trust in which the Participant has more than a 50% beneficial interest and any entity in which the Participant and/or a Family Member owns more than 50% of the voting interests.

(B)

Estate. In the case of death, Awards made hereunder may be transferred to the executor or personal representative of the Participant’s estate or the Participant’s heirs by will or the laws of descent and distribution.

(v)	No Cash Consideration for Awards. Awards may be granted for no cash consideration, or for such minimal cash consideration as the Committee may specify, or as may be required by applicable law.

(vi)

Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or, subject to Section 8(a), in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards. Performance Awards and Awards which are not Performance Awards may be granted to the same Participant.

(vii)

Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments. Notwithstanding the foregoing, unless the Committee expressly provides otherwise, with specific reference to this provision, the payment terms for any Award shall be implemented in a manner consistent with the requirements of Section 409A of the Code, to the extent applicable.

(viii)	Term of Awards. Except as provided in Sections 6(a)(ii) or 7(b), the term of each Award shall be for such period as may be determined by the Committee.

(ix)

Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

Unrestricted certificates representing Shares, evidenced in such manner as the Committee shall deem appropriate, which may include recording Shares on the stock records of the Company or by crediting Shares in an account established on the Participant’s behalf with a brokerage firm or other custodian, in each case as determined by the Company, shall be delivered to the holder of Restricted Stock, Restricted Stock Units or any other relevant Award after such restricted Shares shall become Released Securities, subject to any delay in order to provide the Company such time as it determined appropriate to address tax withholding and other administrative matters.

Section 7. Vesting and Exercising.

(a)

Generally. Subject to the terms of the Plan, the Award Agreement shall designate the terms under which the Award vests and/or is exercisable according to terms and conditions authorized by the Committee. For purposes of the Plan, any reference to the “vesting” of an Option shall mean any events or conditions which, if satisfied, entitle a Participant to exercise an Option or a SAR with respect to all or a portion of the Shares covered by the Option or SAR. Vesting of a Restricted Stock Award or a Restricted Stock Unit shall mean any events or conditions which, if satisfied, entitle the Participant to the underlying stock certificate without restrictions (or cash as the case may be). Notwithstanding anything to the contrary herein, the Company reserves the right to make Awards representing up to 5% of the total Shares issued under the Plan that are fully vested upon the making of the Award. Moreover the Committee may in its sole discretion accelerate vesting of an Award made hereunder on account of a Termination with Conditions Imposed as described under Section 7(b)(iii) or following a Change of Control as discussed in Section 9 herein. Except as otherwise permitted by Section 409A of the Code, an Award constituting nonqualified deferred compensation subject to the provisions of Section 409A of the Code shall not be accelerated.

(b)	Termination of Employment. Unless the Committee specifies otherwise, either at the time of grant or thereafter, the following rules govern Awards upon a Participant’s termination of employment:

(i)

Death, Disability and Retirement. The Committee may in its discretion provide for an additional exercise period beyond the Participant’s death, Disability or Retirement (but in any case, not longer than the original term of the Award) and may establish such vesting requirement relating to the Participant’s death, Disability or Retirement as the Committee in its discretion may determine.

		(A)	Options and SARs. In the event that a Participant terminates employment on account of death, Disability or Retirement, Options and SARs granted hereunder shall be exercisable only as specified below:

(1)

Options and SARs Granted On or After January 1, 2002 through April 30, 2007. On or after January 1, 2002 through April 30, 2007, at the time of making the Award, the Committee may in its discretion provide for an additional exercise period beyond the Participant’s death, Disability or Retirement (but in any case not longer than the original term of the Award) and may establish such vesting requirements relating to the Participant’s death, Disability, and Retirement as the Committee in its discretion may determine. Any additional exercise period beyond the Participant’s death, Disability or Retirement (as contemplated by this paragraph) shall be set forth in the Participant’s Award Agreement.

(2)

Options Granted On or After October 1, 2000 through December 31, 2001. On or after October 1, 2000 through December 31, 2001, the Committee may in its discretion grant Options with such terms and conditions as it may determine pursuant to the Plan; provided, however, that such terms and conditions are not required to be consistent with Section 7(b)(i)(A) as in effect prior to October 1, 2000 or Section 7(b)(iv).

(3)

Options Granted On or After January 1, 1999 through September 30, 2000. If a Participant dies, becomes disabled or retires, any outstanding Option granted to such a Participant on or after January 1, 1999 through September 30, 2000, whether or not full or partial vesting has occurred with respect to such Option at the time of the death, Disability or Retirement, shall be exercisable during the ten (10) year period beginning on the date of grant (or during such shorter period if the original term is less than ten (10) years) even though death, Disability or Retirement occurs prior to the last day of such option term. Any vesting requirements under the Option shall be deemed to be satisfied as of the date of death, Disability, or Retirement.

(4)

Options Granted Prior to January 1, 1999. If a Participant dies, becomes disabled or retires, any outstanding Option granted to such Participant prior to January 1, 1999, whether or not full or partial vesting has occurred with respect to such Option at the time of death, Disability or Retirement, shall be exercisable for four (4) years (or during such shorter period if the remaining term of the Option is less than four (4) years) following the death, Disability, or Retirement unless the Committee has, in its sole discretion, established a special exercise period following the occurrence of such events. Any vesting requirements under the Option shall remain in effect during the exercise period following the Participant’s death, Disability, or Retirement.

(B)
Restricted Stock and RSUs. The Award Agreement shall set forth vesting provisions applicable to Restricted Stock and RSU Awards upon the Participant’s death, Disability or Retirement. The Committee may waive in whole or in part any or all remaining restrictions with respect to Restricted Stock or Restricted Stock Units and vest the Awards upon the Participant’s death, Disability or Retirement.

(C)

Dividend Equivalents and Other Awards. In the event the Participant’s employment terminates because of death, Disability or Retirement, the Committee may determine that the Participant’s rights to Dividend Equivalents and Other Stock-Based Awards terminate at a later date. The Committee, in its sole discretion at the time of making such Awards, may set forth special vesting rules with respect to Dividend Equivalents and Other Stock-Based Awards on account of the death, Disability or Retirement of a Participant.

(ii)

Sale of Business, Spin off Transactions. In the case of a sale of business or a spin off transaction the Committee shall determine the treatment of all outstanding Awards, including without limitation, determining the vesting terms, conversion of Shares and continued exercisability. Unless otherwise provided for by the Committee, in the event the “business unit” (defined as a division, subsidiary, unit or other delineation that the Committee in its sole discretion may determine) for which the Participant performs substantially all of his or her services is spun off by the Company or an Affiliate in a transaction that qualifies as a tax-free distribution of stock under Section 355 of the Code, or is assigned, sold, outsourced or otherwise transferred, including an asset, stock or joint venture transaction, to an unrelated third party, such that after such transaction the Company owns or controls directly or indirectly less than 51% of the business unit, the affected Participant shall become: 100% vested in all outstanding Awards as of the date of the closing of such transaction, whether or not fully or partially vested, and such Participant shall be entitled to exercise such Options and Stock Appreciation Rights during the three (3) months following the closing of such transaction, unless the Committee has established an additional exercise period (but in any case not longer than the original option term). All Options and Stock Appreciation Rights which are unexercised at the end of such three (3) months or such additional exercise period shall be automatically forfeited.

(iii)
Terminations with Conditions Imposed. Notwithstanding the foregoing provisions describing the additional exercise and vesting periods for Awards upon termination of employment, the Committee may, in its sole discretion, condition the right of a Participant to vest or exercise any portion of a partially vested or exercisable Award for which the Committee has established at the time of making the Award an additional vesting or exercise period on the Participant’s agreement to adhere to such conditions and stipulations which the Committee may impose, including, but not limited to, restrictions on the solicitation of employees or independent contractors, disclosure of confidential information, covenants not to compete, refraining from denigrating through adverse or disparaging communication, written or oral, whether or not true, the operations, business, management, products or services of the Company or its current or former employees and directors, including without limitation, the expression of personal views, opinions or judgments. The unvested Awards of any Participant for whom the Committee at the time of making the Award has given an additional vesting and exercise period subject to such conditions subsequent as set forth in this Section 7(b)(iii) shall be forfeited immediately upon a breach of such conditions.

	(iv)	Termination for Other Reasons. If a Participant terminates employment for reasons other than those enumerated above, the following rules shall apply.

(A)
Options and SARs. Any vested, unexercised portion of an Option or SAR at the time of the termination shall be forfeited in its entirety if not exercised by the Participant within three (3) months of the date of termination of employment, unless the Committee has in its sole discretion at the time of making the Award established an additional exercise period (but in any case not longer than the original option term). Any portion of such partially vested Option or SAR that is not vested at the time of termination shall be forfeited unless the Committee has in its sole discretion at the time of making the Award established that a Participant may continue to satisfy the vesting requirements beyond the date of his or her termination of employment. Any outstanding Option or SAR granted to a Participant terminating employment other than for death, Disability or Retirement, for which no vesting has occurred at the time of the termination shall be forfeited on the date of termination and the Committee shall have no discretion to extend the exercise period of such Option or SAR.

(B)
Restricted Stock and RSUs. All unvested Restricted Stock and Restricted Stock Units, or any unvested portion thereof, still subject to restrictions shall be forfeited upon termination of employment and reacquired by the Company.

		(C)	Dividend Equivalents and Other Stock-Based Awards. Any Dividend Equivalents or unvested portion of Other Stock-Based Awards made hereunder shall be forfeited upon termination of employment.

(c)	Forfeiture of Awards

(i)
Notwithstanding anything to the contrary herein, if at any time (including after a notice of exercise has been delivered) the Committee, including any subcommittee or administrator authorized pursuant to Section 3(c) (any such person, an “Authorized Officer”), reasonably believes that a Participant has engaged in Gross Misconduct as defined in this Section, the Authorized Officer may suspend the Participant’s right to exercise any Stock Option or SAR or receive Shares under any other Award pending a determination of whether the Participant has engaged in Gross Misconduct. If the Committee or an Authorized Officer determines a Participant has engaged in Gross Misconduct, as defined herein, (including any Participant who may otherwise qualify for Disability or Retirement status), the Participant shall forfeit all outstanding Awards, whether vested or unvested, as of the date such Gross Misconduct occurs. In addition, the Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to recoupment upon the occurrence of Gross Misconduct. For purposes of the Plan, Gross Misconduct shall be defined to mean (1) the Participant’s conviction of a felony (or crime of similar magnitude in non-U.S. jurisdictions) in connection with the performance or nonperformance of the Participant’s duties or (2) the Participant’s willful act or failure to act in a way that results in material injury to the business or reputation of the

Company or employees of the Company. “Material injury” for this purpose means substantial and not inconsequential as determined by the Committee, or its delagee. For this purpose there is no intended similarity between “Material Injury” and the accounting or securities standard of “materiality.”

(ii)

The Committee in its sole discretion may forfeit any outstanding Award on account of a Participant’s violation of the terms of the Proprietary Interest Protection Agreement or similar agreement signed by the Participant which prohibits the Participant’s assignment of intellectual property, transmission of confidential information, competition or solicitation of employees or business.

(iii)

If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or through gross negligence failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment earned or realized under an Award during the twelve (12) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

(d)

Withholding. To the extent required by applicable Federal, state, local or foreign law, a Participant (including the Participant to whom an Award that has been transferred was originally granted) or in the case of the Participant’s death, the Participant’s estate or beneficiary, shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an Option or Stock Appreciation Right exercise, disposition of Shares issued under an Incentive Stock Option, the vesting of or settlement of an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Affiliates shall not be required to issue Shares, make any payment or to recognize the transfer or disposition of Shares until such obligations are satisfied. The Company or any Affiliate may withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, other Awards, or other property) of withholding Federal, state or local taxes due in respect of an Award, but no more than the minimum tax withholding required to comply with such law, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

(e)	Registration, Repricing and Reload.

(i)

Registration. Any Restricted Stock granted under the Plan may be evidenced in such manner, as the Committee may deem appropriate, including without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(ii)

No Repricing. Other than in connection with a change in the Company’s capitalization (as described in Section 4(c) of the Plan), the exercise price of an Option or Stock Appreciation Right may not be reduced without stockholder approval.

	(iii)	No Reload Grants. Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other employee stock option.

Section 8. Amendment and Termination of Awards.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the following shall apply to all Awards.

(a)

Amendments to Awards. Subject to Section 7, the Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, cancel or terminate, any Award heretofore granted without the consent of any relevant Participant or holder or beneficiary of an Award. No such amendment, alteration, suspension, discontinuance, cancellation or termination may be made that would be adverse to the holder of such Award may be made without such holder’s consent, provided that no such consent shall be required with respect to any amendment, alteration, suspension, discontinuance, cancellation or termination if the Committee determines in its sole discretion that such amendment, alteration, suspension, discontinuance, cancellation or termination either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated. Subject to the foregoing, the Committee shall not waive any condition or rights under, amend any terms or alter, suspend, discontinue, cancel or terminate any Award if such action would result in the imposition on the Award of the additional tax provided for under Section 409A of the Code.

(b)

Adjustments of Awards Upon Certain Acquisitions. In the event the Company or an Affiliate shall issue Substitute Awards, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed Awards and the Substitute Awards granted under the Plan.

(c)

No amendment, modification or termination shall accelerate the payment date of any Award constituting nonqualified deferred compensation subject to the provisions of Section 409A of the Code, except to the extent permitted under Section 409A of the Code without the imposition of the additional tax provided for under Section 409A of the Code.

Section 9. Acceleration Upon a Change of Control.

In the event of a Change of Control (as defined in Section 9(b) below), the following shall apply:

(a)

Effect on Awards. If a Participant incurs a Termination of Employment (as defined in the Pitney Bowes Senior Executive Severance Policy (as amended from time to time)), whether or not the Participant is then covered by the Pitney Bowes Senior Executive Severance Policy (as amended from time to time) within two years after a Change of Control, or if a Participant is terminated before a Change of Control at the request of a third party who has taken steps reasonably calculated to effect a Change of Control and a Change of Control subsequently occurs, then upon the later to occur of such Termination of Employment or Change of Control (such later event, the “Triggering Event”):

(i)

Options and SARs. All Options and SARs outstanding on the date of such Triggering Event shall become immediately and fully exercisable without regard to any vesting schedule provided for in the Option or SAR.

(ii)

Restricted Stock and Restricted Stock Units. On the date of such Triggering Event, all restrictions applicable to any Restricted Stock or Restricted Stock Unit shall terminate and be deemed to be fully satisfied for the entire stated restricted period of any such Award, and the total number of underlying Shares shall become Released Securities.

(iii)

Dividend Equivalents. On the date of such Triggering Event, the holder of any outstanding Dividend Equivalent shall be entitled to surrender such Award to the Company and to receive payment of an amount equal to the amount that would have been paid over the remaining term of the Dividend Equivalent, as determined by the Committee.

(iv)

Other Stock-Based Awards. On the date of such Triggering Event, all outstanding Other Stock-Based Awards of whatever type shall become immediately vested and payable in an amount that assumes that the Awards were outstanding for the entire period stated therein, as determined by the Committee.

(v)

Performance Awards. On the date of such Triggering Event, Performance Awards for all performance periods, including those not yet completed, shall immediately become fully vested and payable in accordance with the following:

(A)
The total amount of Performance Awards conditioned on nonfinancial Performance Goals shall be immediately payable (or exercisable or released, as the case may be) as if the Performance Goals had been fully achieved for the entire performance period.

(B)
For Performance Awards conditioned on financial Performance Goals and payable in cash, the amount payable under such Award shall be the higher of (i) target performance and (ii) performance achieved through the end of the last fiscal quarter prior to the Triggering event as if satisfied for the entire performance period.

(vi)
The Committee’s determination of amounts payable under this Section 9(a) shall be final. Except as otherwise provided in Section 9(a)(i), any amounts due under this Section 9(a) shall be paid to Participants within 30 days after such Triggering Event.

(vii)
The provisions of this Section 9(a) shall not be applicable to any Award granted to a Participant if the Change of Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)) of Shares or other Company common stock or Company voting securities as a Participant in a transaction described in (b) below.

(b)
Change of Control Defined. Unless the Committee specifies otherwise, a “Change of Control” shall be deemed to have occurred under the terms and conditions outlined in the Pitney Bowes Senior Executive Severance Policy (as amended from time to time). However, that, as to any Award under the Plan that consists of deferred compensation subject to Section 409A, the definition of “Change of Control” shall be deemed modified to the extent necessary to comply with Section 409A.

Section 10. Amendment or Termination of the Plan.

Except to the extent limited under Section 14 herein, prohibited by applicable law or otherwise expressly provided in an Award Agreement or in the Plan, the Board of Directors may amend, alter, suspend, discontinue, or terminate the Plan, including without limitation any such action to correct any defect, supply any omission or reconcile any inconsistency in the Plan, without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or Person; provided that any such amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award heretofore granted shall not be effective without the approval of the affected Participant(s); and provided further, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company no such amendment, alteration, suspension, discontinuation or termination shall be made that would:

(a)	increase the total number of Shares available for Awards under the Plan, except as provided in Section 4 hereof;

(b)	reduce the price at which Options or Stock Appreciation Rights may be granted below the price provided for in Section 6(a)(i);

(c)	reduce the exercise price of outstanding Options or Stock Appreciation Rights;

(d)	extend the term of this Plan;

(e)	change the class of persons eligible to be Participants;

(f)	otherwise amend the Plan in any manner requiring stockholder approval by law or under the New York Stock Exchange listing requirements; or

(g)	increase the individual maximum limits in Section 4.

Section 11. General Provisions

(a)

Conditions and Restrictions Upon Securities Subject to Awards. The Committee may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (iv) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

(b)
Compliance with Laws and Regulations. This Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable foreign, Federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such shares under any foreign, Federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. To the extent the Company is unable to or the Committee deems it not appropriate or infeasible to obtain authorization from any regulatory body having jurisdiction, which authorization is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, or otherwise to satisfy the legal requirements in an applicable jurisdiction in a manner consistent with the intention of the Plan or any Award under the Plan, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Option or stock-settled Stock Appreciation Rights shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Option or Stock Appreciation Rights is effective and current or the Company has determined that such registration is unnecessary.

(c)
No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.

(d)
No Limit on Other Compensation Agreements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements and such arrangements may be either generally applicable or applicable only in specific cases.

(e)

No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(f)

Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

(g)

Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(h)

No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(i)

No Fractional Shares. No fractional Share shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(j)

Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 12. Effective Date of the Plan.

The Plan was approved by the Board of Directors on February 12, 2007 and shall have an effective date of May 1, 2007, subject to approval of the Plan by the stockholders of the Company at the May 2007 stockholders’ meeting. Notwithstanding the foregoing, Plan provisions that contain an effective date other than May 1, 2007 shall be governed by such other effective date.

Section 13. Term of the Plan.

No Award shall be granted under the Plan after December 31, 2014. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee hereunder to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

Section 14. Participants Subject to Sections 162(m) and 409A.

(a)

The provisions of this Section 14 shall be applicable to all Covered Awards. Covered Awards shall be made subject to the achievement of one or more preestablished Performance Goals, in accordance with procedures to be established by the Committee from time to time. Notwithstanding any provision of the Plan to the contrary, the Committee shall not have discretion to waive or amend such Performance Goals or to increase the number of Shares subject to Covered Awards or the amount payable pursuant to Covered Awards after the Performance Goals have been established; provided, however, that the Committee may, in its sole discretion, reduce the number of Shares subject to Covered Awards or the amount which would otherwise be payable pursuant to Covered Awards; and provided, further, that the provisions of Section 8 shall override any contrary provision of this Section 14.

(b)

No Shares shall be delivered and no payment shall be made pursuant to a Covered Award unless and until the Committee shall have certified in writing that the applicable Performance Goals have been attained.

(c)

To the extent consistent with Section 162(m), the Committee (A) shall appropriately adjust any evaluation of performance under a Performance Goal to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment or a business or related to a change in accounting principle all as determined in accordance with standards established by opinion No. 30 of the Accounting Principles Board (APB Opinion No. 30) or other applicable or successor accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements, including the notes thereto, and (B) may appropriately adjust any evaluation of performance under a Performance Goal to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company.

(d)

Section 409A Compliance. Awards under the Plan are intended to comply with Section 409A of the Code and all Awards shall be interpreted in accordance with such section and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of the Plan. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, in the event that the Committee determines that any Award may or does not comply with Section 409A of the Code, the Company may adopt such amendments to the Plan and the affected Award (without Participant consent) or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt any Award from the application of Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to such Award, or (ii) comply with the requirements of Section 409A of the Code. The Committee may from time to time establish procedures pursuant to which Covered Employees will be permitted or required to defer receipt of amounts payable under Awards made under the Plan; provided, however, that any such deferral shall be implemented in a manner consistent with the requirements of Section 409A of the Code, to the extent applicable.

(e)

Notwithstanding any other provision of the Plan, for all purposes involving Covered Awards, the Committee shall consist of at least two members of the Board of Directors, each of whom is an “outside director” within the meaning of Section 162(m).